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                                                                     EXHIBIT 8.2


                   [VINSON & ELKINS LETTERHEAD APPEARS HERE]



                                  June 2, 1999

Halliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas, Texas 75201-3391

          Subject: PES (International) Limited
          ------------------------------------

Gentlemen:

     We participated in the preparation of the Registration Statement on Form S-4 with respect to the Recommended Offer by Halliburton Company for the Ordinary Share Capital of PES (International) Limited, including the discussion set forth in the Registration Statement under the heading "United States Federal Tax Consequences". The discussion and the legal conclusions with respect to United States federal tax matters set forth therein reflect our opinion, and we believe they are accurate and complete in all material respects.

     We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as part of the Registration Statement.


                                         Very truly yours,

                                         /s/ VINSON & ELKINS L.L.P.

                                         VINSON & ELKINS L.L.P.